Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCONTING FIRM

We consent to the use in this Registration Statement of Derarrolladora Homex, S.A. de C.V. and subsidiaries (collectively referred to as the “Company”) on Form F-1 of our report dated April 30, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Galaz, Yamazaki, Ruiz Urquiza, S.C.
Member firm of Deloitte Touche Tohmatsu

/s/ Luis Armas Rousse

By:	C.P.C. Luis Armas Rousse
Mazatlán, Mexico
Date: June 8, 2004